EXHIBIT 11(a)





              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Reports to Shareholders", "Independent Auditors/Accountants" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 77 to the Registration Statement (Form N-1A No. 2-11357) of Neuberger & Berman Equity Funds, and to the incorporation by reference of our reports dated October 3, 1997 on Neuberger & Berman Focus Fund, Neuberger & Berman Genesis Fund, Neuberger & Berman Guardian Fund, Neuberger & Berman International Fund, and Neuberger & Berman Partners
Fund, five of the series comprising Neuberger & Berman Equity Funds, and on Neuberger & Berman Focus Portfolio, Neuberger & Berman Genesis Portfolio,
Neuberger & Berman Guardian Portfolio, and Neuberger & Berman Partners Portfolio, four of the series comprising Equity Managers Trust, included in the 1997 Annual Report to Shareholders of Neuberger & Berman Equity Funds.


                                    /s/ Ernst & Young LLP
                                   ------------------------------
                                    ERNST & YOUNG LLP

Boston, Massachusetts
December 8, 1997